EXHIBIT 23 - CONSENT OF DELOITTE & TOUCHE LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-59290 on Form S-8, Registration Statement No. 333-120643 on Form S-4, Registration Statement No. 333-130292 on Form S-3ASR, and Registration Statement No. 333-133595 on Form S-8 of our reports dated February 26, 2007, relating to the financial statements and financial statement schedules of Frontier Oil Corporation (which included explanatory paragraphs regarding the Company’s adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 47, “Accounting for Conditional Asset Obligations,” FASB Staff Position No. AUG AIR-1, “Accounting for Planned Major Maintenance Activities”, Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, and SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Frontier Oil Corporation for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Houston, Texas
February 26, 2007